Exhibit 99.1

CONTACT:  James McCabe (914) 461-1300

RELEASE DATE:  September 23, 2008

FOR IMMEDIATE RELEASE

WHX CORPORATION EXTENDS EXPIRATION DATE OF RIGHTS OFFERING TO THURSDAY, SEPTEMBER 25, 2008

PROCEEDS FROM THE RIGHTS OFFERING EXPECTED TO BE APPROXIMATELY $149 MILLION

White Plains, New York – September 23, 2008 – WHX Corporation (Pink Sheets: WXCP.PK) (the “Company”) announced today that it will be extending the expiration date of its subscription rights offering of common stock, par value $0.01 per share, to 5:00 P.M., Eastern Time, on Thursday, September 25, 2008.  The rights offering was to expire on September 22, 2008.  As of September 22, 2008, approximately $187 million had been tendered into the rights offering constituting approximately 133.75 million shares, including $153,458,064 or 109,612,903 shares from Steel Partners II, L.P., or Steel Partners, the Company’s largest stockholder, subject to adjustment to the amount of shares to be purchased by Steel Partners to avoid (i) endangering the availability of the Company’s net operating loss carry forwards under Section 382 of the Internal Revenue Code (the “NOLs”) or (ii) increasing Steel Partners’ ownership to in excess of 75% of the outstanding shares of the Company’s common stock.  Based on the current subscription levels assumed by parties other than Steel Partners, and assuming all subscriptions are valid, the maximum amount of Steel Partners’ subscription which may be accepted to comply with the 75% limitation described above is approximately $115,234,015 or 82,310,011 shares.   Based on the amounts tendered to date, the total proceeds to be accepted from the rights offering are expected to be approximately $149 million.

As previously announced, the rights offering will be made through the distribution of non-transferable subscription rights such that each subscription right will entitle the holder to purchase 14.2850 shares of the Company’s common stock for up to an aggregate of 142,857,114 shares of common stock.  The Company intends to use the proceeds of the rights offering to (i) make partial payments to certain senior lenders to certain wholly-owned subsidiaries of the Company in the aggregate principal amount of up to $15 million, (ii) redeem preferred stock issued by a wholly-owned subsidiary of the Company, which is held by Steel Partners, (iii) purchase shares of common stock of CoSine Communications, Inc. from Steel Partners or reserve such approximate amount to be used for working capital, (iv) repay Company indebtedness to Steel Partners, and (v) repay indebtedness of such wholly-owned subsidiaries of the Company to Steel Partners.

The rights offering includes an oversubscription privilege which permits each rights holder that exercises its rights in full to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering.  This oversubscription privilege is subject to (i) the availability and allocation of shares among holders exercising this oversubscription privilege and (ii) a maximum number of shares for which stockholders can oversubscribe without endangering the availability of the Company’s NOLs, in each case as further described in the rights offering documents.

A registration statement relating to these securities has been filed with and declared effective by the SEC (File No. 333-146803). A copy of the final prospectus from the registration statement and additional material relating to the rights offering were mailed on or about August 26, 2008, to stockholders of record as of August 22, 2008.  Stockholders who hold their shares through a broker or other nominee received the rights materials from their broker or other nominee.   Stockholders may obtain a copy of the prospectus and the other rights materials by contacting MacKenzie Partners, Inc., the information agent for the rights offering, at 1-800-322-2885.

This press release is not an offer to sell nor a solicitation of any offer to buy any securities in any state or jurisdiction, nor shall there by an sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction. These securities may not be offered or sold in the United States absent registration under or any exemption from the registration requirements of the Securities Act of 1933, as amended.

About the Company

The Company is a holding company that invests in and manages a group of businesses on a decentralized basis.  The Company owns Handy & Harman, which is a diversified manufacturing company whose strategic business units encompass three reportable segments: precious metal, tubing and engineered materials.  In April 2007, the Company acquired Bairnco Corporation.  Bairnco operates business units in three reportable segments: Arlon electronic materials, Arlon coated materials and Kasco replacement products and services.

Forward-looking statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, general economic conditions, the ability of the Company to market and sell its products, and the effects of competition and pricing. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in any forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.